                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-2 of our report dated August 8, 2002, except for Note 9 which is as of August 30, 2002, relating to the financial statements, which appears in Aastrom Biosciences, Inc.'s Annual Report on Form 10-K for the year ended June 30, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
-----------------------------------
PRICEWATERHOUSECOOPERS LLP


Minneapolis, Minnesota
October 18, 2002